Exhibit 99.1

Surmodics Reports Third Quarter Fiscal 2017 Results and Updates Fiscal 2017 Guidance

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--August 3, 2017--Surmodics, Inc. (Nasdaq: SRDX), a leading provider of medical device and in vitro diagnostic technologies to the healthcare industry, today announced results for its fiscal 2017 third quarter, ended June 30, 2017.

Third Quarter Fiscal 2017 Highlights

  FDA approves 446 patient SurVeil® DCB Pivotal Study
  Total Revenue of $17.8 Million
  EPS of $0.05, Non-GAAP EPS of $0.09
  Increases financial outlook for fiscal 2017

“We are pleased with our third quarter revenue and earnings performance which reflects continued execution toward our strategic objectives aimed at driving our R&D initiatives forward while simultaneously delivering strong operational results,” said Gary Maharaj, President and CEO of Surmodics. “We are also thrilled that we have recently received FDA approval to begin our SurVeil DCB pivotal study, TRANSCEND. This marks a significant milestone in the development of our drug-coated balloon program, and we expect to begin enrollment by the end of calendar 2017.”

Third Quarter Fiscal 2017 Financial Results

Total revenue for the third quarter of fiscal 2017 was $17.8 million, as compared with $20.0 million in the prior-year period, which included hydrophilic royalty catch-up payments that netted to a $2.6 million benefit. Excluding these items, revenue increased 2.5% in the current-year quarter as compared with the year-ago period.

Medical Device revenue was $12.8 million in the third quarter of fiscal 2017, as compared with $15.7 million the year-ago period. The decrease in revenue reflects the aforementioned net catch-up royalty payments in the prior-year quarter. In Vitro Diagnostics revenue was $5.0 million for the third quarter of fiscal 2017, an increase of 16.1% from the year-ago period.

Diluted GAAP earnings per share in the third quarter of fiscal 2017 were $0.05 as compared with $0.30 in the year-ago period. On a non-GAAP basis, earnings per share were $0.09 in the third quarter of fiscal 2017 versus $0.41 last year. The change in earnings per share in the current quarter period reflects planned increased investments in research, development and other operating expenses to support the Company’s whole-product strategy, including the SurVeil DCB and other proprietary products, and lower hydrophilic royalty revenue, partially offset by a net gain from adjusting contingent consideration obligations to fair value.

As of June 30, 2017, cash and investments were $43.7 million. Surmodics generated cash from operating activities of $7.7 million in the first nine months of fiscal 2017. Surmodics repurchased 169,868 common shares for $4.0 million during the current quarter under the Company’s share repurchase program. Capital expenditures totaled $4.9 million for the first nine months of fiscal 2017.

Fiscal 2017 Outlook

As a result of revenue performance in the first nine-months of fiscal 2017, Surmodics increased its fiscal 2017 revenue and earning guidance. Surmodics expects fiscal year 2017 revenue to range from $70.0 million to $72.0 million, up from previous expectations in the range of $65.0 million to $68.0 million. The Company expects diluted earnings (loss) in the range of $0.15 to $0.25 per share as compared with the prior guidance of $(0.02) to $0.08 per share. Non-GAAP diluted earnings per share guidance range is now $0.29 to $0.39 as compared with prior guidance of $0.15 to $0.25 per share.

Conference Call

Surmodics will host a webcast at 7:30 a.m. CT (8:30 a.m. ET) today to discuss third quarter results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the third quarter conference call will be available by dialing 888-203-1112 and entering conference call ID passcode 3371788. The audio replay will be available beginning at 10:30 a.m. CT on Thursday, August 3, 2017, until 10:30 a.m. CT on Thursday, August 10, 2017.

About Surmodics, Inc.

Surmodics is the global leader in surface modification technologies for intravascular medical devices and a leading provider of chemical components for in vitro diagnostic (IVD) tests and microarrays. Following two recent acquisitions of Creagh Medical and NorMedix, the Company is executing a key growth strategy for its medical device business by expanding to offer total intravascular product solutions to its medical device customers. The combination of proprietary surface technologies, along with enhanced device design, development and manufacturing capabilities, enables Surmodics to significantly increase the value it offers with highly differentiated intravascular solutions designed and engineered to meet the most demanding requirements. With this focus on offering total solutions, Surmodics’ mission remains to improve the detection and treatment of disease. Surmodics is headquartered in Eden Prairie, Minnesota. For more information about the company, visit www.surmodics.com. The content of Surmodics’ website is not part of this press release or part of any filings that the company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding the Company’s performance in the near- and long-term, including our revenue, earnings and cash flow expectations for fiscal 2017, and our SurVeil DCB and other proprietary products, including the timing, impact and success of the TRANSCEND clinical trial, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our ability to successfully develop, obtain regulatory approval for, and commercialize our SurVeil DCB, and other proprietary products; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies; (3) our ability to successfully identify, acquire, and integrate target companies, and achieve expected benefits from acquisitions that are consummated; (4) possible adverse market conditions and possible adverse impacts on our cash flows, and (5) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Surmodics is reporting non-GAAP financial results including non-GAAP operating income, non-GAAP income before income taxes, non-GAAP net income, EBITDA and non-GAAP diluted net income per share, and the non-GAAP effective tax rate. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financial statements, provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue:
Product sales	$8,327	$7,512	$23,964	$22,866
Royalties and license fees	7,244	10,556	22,564	25,207
Research, development and other	2,219	1,904	6,526	5,139
Total revenue	17,790	19,972	53,054	53,212
Operating costs and expenses:
Product costs	2,914	2,777	8,104	8,069
Research and development	7,927	4,693	22,105	13,195
Selling, general and administrative	5,232	4,483	15,170	12,984
Acquired intangible asset amortization	603	806	1,790	1,940
Contingent consideration accretion expense (gain)	(629)	555	(803)	1,056
Acquisition transaction, integration and other costs	—	61	—	3,192
Total operating costs and expenses	16,047	13,375	46,366	40,436
Operating income	1,743	6,597	6,688	12,776
Other income (loss), net	(490)	263	153	72
Income from operations before income taxes	1,253	6,860	6,841	12,848
Income tax provision	(533)	(2,926)	(3,315)	(5,440)
Net income	$720	$3,934	$3,526	$7,408

Basic income per share:	$0.05	$0.30	$0.27	$0.57

Diluted income per share:	$0.05	$0.30	$0.26	$0.56

Weighted average number of shares outstanding:
Basic	13,155	12,995	13,190	12,969
Diluted	13,385	13,284	13,410	13,203

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30,	September 30,
	2017	2016
Assets
Current Assets:
Cash and cash equivalents	$11,350	$24,987
Available-for-sale securities	32,360	21,954
Accounts receivable, net	6,994	6,869
Inventories, net	3,505	3,579
Prepaids and other	3,460	1,169
Total Current Assets	57,669	58,558
Property and equipment, net	22,250	19,601
Deferred tax assets	3,073	5,027
Intangible assets, net	21,230	22,525
Goodwill	26,791	26,555
Other assets	877	628
Total Assets	$131,890	$132,894
Liabilities and Stockholders’ Equity
Current Liabilities	7,544	10,135
Contingent consideration, less current portion	12,916	13,592
Other long-term liabilities	2,081	2,334
Total Liabilities	22,541	26,061
Total Stockholders’ Equity	109,349	106,833
Total Liabilities and Stockholders’ Equity	$131,890	$132,894

Surmodics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)
(Unaudited)

	Three Months Ended June 30,
	2017		2016
Revenue:		% of Total		% of Total	% Change
Medical Device	$12,778	71.8%	$15,654	78.4%	-18.4%
In Vitro Diagnostics	5,012	28.2%	4,318	21.6%	16.1%
Total revenue	$17,790		$19,972		-10.9%

	Nine Months Ended June 30,
	2017		2016
Revenue:		% of Total		% of Total	% Change
Medical Device	$39,260	74.0%	$39,500	74.2%	-0.6%
In Vitro Diagnostics	13,794	26.0%	13,712	25.8%	0.6%
Total revenue	$53,054		$53,212		-0.3%

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Operating income:
Medical Device	$1,403	$6,673	$6,627	$12,825
In Vitro Diagnostics	2,230	1,673	5,922	5,298
Total segment operating income	3,633	8,346	12,549	18,123
Corporate	(1,890)	(1,749)	(5,861)	(5,347)
Total income from operations	$1,743	$6,597	$6,688	$12,776

Surmodics, Inc. and Subsidiaries
Reconciliation of GAAP Measures to Non-GAAP Amounts
Schedule of Adjusted EBITDA and Cash Flows from Operations
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net Income	$720	$3,934	$3,526	$7,408
Income tax provision	533	2,926	3,315	5,440
Depreciation and amortization	1,405	1,388	4,006	2,297
EBITDA	2,658	8,248	10,847	15,145

Adjustments:
Contingent consideration (gain) loss (1)	(629)	555	(803)	1,056
Foreign exchange loss (2)	594	135	121	569
Acquisition transaction, integration and other costs (4)	—	61	—	3,192
Gain on strategic investment (5)	—	(361)	—	(361)
Adjusted EBITDA	$2,623	$8,638	$10,165	$19,601

Net Cash Provided by Operating Activities	$3,393	$3,302	$7,656	$18,567

Estimated Non-GAAP Net Income per Common Share Reconciliation
For the Fiscal Year Ended September 30, 2017
(Unaudited)

	Full Fiscal Year Estimate
	Low	High
GAAP results	$0.15	$0.25
Contingent consideration adjustments (1)	(0.03)	(0.03)
Foreign exchange loss (2)	0.01	0.01
Amortization of acquired intangibles (3)	0.16	0.16
Non-GAAP results	$0.29	$0.39

Surmodics, Inc., and Subsidiaries
Net Income and Diluted EPS GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30, 2016
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (7)	Diluted EPS	Effective tax rate
GAAP	$17,790	$1,743	9.8%	$1,253	$720	$0.05	42.5%
Adjustments:
Contingent consideration gain (1)	―	(629)	(3.5)	(629)	(629)	(0.05)	42.9
Foreign exchange loss (2)	―	—	—	594	594	0.05	(41.7)
Amortization of acquired intangible assets (3)	―	603	3.4	603	524	0.04	(10.2)
Non-GAAP	$17,790	$1,717	9.7%	$1,821	$1,209	$0.09	33.6%

	For the Three Months Ended June 30, 2016
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (7)	Diluted EPS	Effective tax rate
GAAP	$19,972	$6,597	33.0%	$6,860	$3,934	$0.30	42.7%
Adjustments:
Contingent consideration accretion expense (1)	―	555	2.8	555	555	0.03	(3.2)
Foreign exchange gain (2)	―	—	—	(234)	(234)	0.03	1.3
Amortization of acquired intangible assets (3)	―	806	4.0	806	667	0.05	(2.4)
Non-GAAP	$19,972	$7,958	39.8%	$7,987	$4,922	$0.41	38.4%

Surmodics, Inc., and Subsidiaries
Net Income and Diluted EPS GAAP to Non-GAAP Reconciliation – continued
(in thousands, except per share data)
(Unaudited)

	For the Nine Months Ended June 30, 2017
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (7)	Diluted EPS	Effective tax rate
GAAP	$53,054	$6,688	12.6%	$6,841	$3,526	$0.26	48.5%
Adjustments:
Contingent consideration gain (1)	―	(803)	(1.5)	(803)	(803)	(0.06)	6.4
Foreign exchange loss (2)	―	—	—	121	121	0.01	(1.1)
Amortization of acquired intangible assets (3)	―	1,790	3.4	1,790	1,554	0.12	(9.1)
Non-GAAP	$53,054	$7,675	14.5%	$7,949	$4,398	$0.33	44.7%

	For the Nine Months Ended June 30, 2016
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (7)	Diluted EPS	Effective tax rate
GAAP	$53,212	$12,776	24.0%	$12,848	$7,408	$0.56	42.3%
Adjustments:
Contingent consideration accretion expense (1)	―	1,056	2.0	1,056	1,056	0.04	(3.2)
Foreign exchange loss (2)	―	―	—	569	569	0.04	(1.5)
Amortization of acquired intangible assets (3)	―	1,940	3.6	1,940	967	0.07	1.5
Acquisition transaction, integration and other costs (4)	―	3,192	6.0	3,192	2,825	0.22	(4.5)
Gain on strategic investment (5)	—	—	—	(361)	(361)	(0.03)	0.6
Research and development tax credit (6)	―	―	—	―	(222)	(0.02)	1.2
Non-GAAP	$53,212	$18,964	35.6%	$19,244	$12,242	$0.88	36.4%

(1)	Represents accounting adjustments to state acquisition-related contingent consideration liabilities at their estimated fair value, including accretion for the passage of time as well as adjustments to the liabilities’ fair values related to changes in the timing and/or probability of achieving milestones which trigger payment. The tables include contingent consideration liability adjustments in each respective historical period and do not include in future-period fair value changes, other than estimated accretion expense determined at the end of the current quarter.
(2)	Foreign exchange gain and loss are related to marking non-U.S. dollar contingent consideration to period-end exchange rates. The tables include foreign currency exchange loss or gain recorded in each respective historical period and do not include forecasted currency fluctuations in future periods.
(3)	Amortization of acquisition-related intangible assets and associated tax impact.
(4)	Represents acquisition-related costs, including due diligence and integration expenses. Due diligence and other fees include legal, tax, investment banker and other expenses associated with acquisitions that can be highly variable and not representative of on-going operations. Most of these costs were not deductible for income tax purposes.
(5)	Represents the gain recognized on the sale of a strategic investment.
(6)	Represents a discrete income tax benefit associated with the December 2015 signing of the Protecting Americans from Tax Hikes Act of 2015, which retroactively reinstated federal R&D income tax credits for calendar 2015.
(7)	Net income includes the effect of the above adjustments on the income tax provision, taking into account deferred taxes and non-deductible items. An effective rate between 34-35% was used to estimate the income tax impact of the adjustments, except that expenses occurring in Ireland have not been tax-affected as all tax benefits are offset by a full valuation allowance.

CONTACT:
Surmodics, Inc.
Andy LaFrence, 952-500-7000
ir@surmodics.com